Exhibit 99.1

Accelerate Diagnostics Reports Preliminary First Quarter 2024 Financial Results

TUCSON, Ariz., May 8, 2024 -- Accelerate Diagnostics, Inc. (Nasdaq: AXDX) today announced financial preliminary results for the first quarter ended March 31, 2024.

“During the quarter we installed our first pre-clinical trial site demonstrating our ability to successfully ship, install, train and run the Accelerate WaveTM system with Gram-Negative Positive Blood Culture samples in a clinical microbiology lab,” commented Jack Phillips, President and CEO of Accelerate Diagnostics, Inc. “We continue to target starting our clinical trial towards the end of the second quarter. In parallel to the clinical trial work, we are developing our Gram Positive PBC menu. We continue to present the Accelerate Wave to our current base of loyal customers and secure long-term rapid susceptibility testing contracts. The interest in Wave remains very high due to its differentiated and highly valued features,” Mr. Phillips continued.

First Quarter 2024 Operating Highlights

▪	Notable Wave program achievements during the quarter included:

-	Pre-clinical trial site installation of the Accelerate Wave system for Gram-Negative

Positive Blood Culture (PBC) samples.

-	Began development of Gram Positive PBC menu.

▪	Executed contract extensions with several strategic customers which secures approximately 70% of U.S. Pheno® customer base to longer-term contracts ahead of the Wave commercial launch.

▪	In the United States, added 12 new contracted Pheno instruments during the quarter, ending the quarter with 348 clinically live revenue-generating instruments and another 75 contracted instruments in the process of being implemented.

First Quarter 2024 Preliminary Financial Highlights

▪	Net sales for the quarter were $2.9 million, compared to $2.8 million for the same quarter of the prior year. Revenues from consumable products increased by 7% compared to the same period in the prior year.

▪	Gross margin was approximately 25% for the quarter, compared to approximately 36% for the same quarter of the prior year. The decline in gross margin resulted from lower capital instrument product sales mix.

▪	Selling, general, and administrative (SG&A) costs for the quarter were $5.7 million, compared to $10.1 million for the same quarter of the prior year. The decline in SG&A costs is a result of lower employee-related expenses. SG&A costs include non-cash stock-based compensation of $0.9 million and ($0.1) million, respectively, for the same periods.

▪	Research and development (R&D) costs for the quarter were $5.2 million, compared to $7.0 million for the same quarter of the prior year. The decline in R&D costs is a result of lower employee-related expenses as well as lower third-party development costs for our next generation susceptibility instrument Accelerate Wave. R&D costs include non-cash stock-based compensation of $0.4 million and $0.6 million, respectively, for the same periods.

▪	Net loss was $17.0 million for the quarter, resulting in $0.88 net loss per share.

▪	Cash used in the first quarter was approximately $9.0 million, net of financing. This includes approximately $1 million in pre-paid annual expenses.

The preliminary results set forth above are not finalized, are based on management’s initial review of Accelerate’s results as of and for the quarter ended March 31, 2024, and are subject to revisions based upon closing procedures and the completion of external auditor review of Accelerate’s financial statements. Actual results may differ materially from these preliminary results as a result of the completion of such closing procedures, final adjustments and other developments arising between now and the time that Accelerate’s financial results are finalized, including as a result of Accelerate finalizing its analysis of the accounting for its previously announced January 2024 equity financing. Accordingly, investors are cautioned not to place undue reliance on these preliminary results.

Full financial results for the quarter ended March 31, 2024 will be filed on Form 10-Q through the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov.

Audio Webcast and Conference Call

Management will host a conference call on Wednesday, May 8, 2024, at 4:30 p.m. Eastern Time to review first quarter 2024 results.

To listen to the first quarter 2024 results call by phone, +1.877.883.0383 and enter Elite Entry Number: 2853328. International participants may dial +1.412.902.6506. Please dial in 10–15 minutes prior to the start of the conference.

A replay of the call will be available by telephone at +1.877.344.7529 (U.S.) or +1.412.317.0088 (International) using the replay code 1893704 until May 29, 2024.

This conference call will also be webcast and can be accessed from the company’s website at ir.axdx.com. A replay of the audio webcast will be available for 30 days.

Use of Non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized measures under accounting principles generally accepted in the United States of America (“GAAP”), which include SG&A, R&D, and operating income (loss) amounts excluding stock-based compensation expenses.

Our management and board of directors use expenses excluding the cost of stock-based compensation and certain impairment transactions to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operating and financing plans. Accordingly, we believe that expenses excluding the cost of stock-based compensation and certain impairment transactions provides useful information for investors in understanding and evaluating our operating results in the same manner as our management and our board of directors. Expenses excluding the cost of stock-based compensation and certain impairment transactions is a non-GAAP financial measure and should be considered in addition to, not as superior to, or as a substitute for, SG&A expenses, R&D expenses, and operating income (loss) reported in accordance with GAAP. The following tables present a reconciliation of SG&A expenses, R&D expenses and operating income (loss) excluding stock-based compensation and certain impairment transactions to comparable GAAP measures for the periods indicated:

	Three Months Ended March 31, (in thousands)
	2024	2023
Sales, general and administrative	$5,706	$10,105
Non-cash equity-based compensation as a component of sales, general and administrative	860	(140)
Sales, general and administrative less non-cash equity-based compensation	$4,846	$10,245

	Three Months Ended March 31, (in thousands)
	2024	2023
Research and development	$5,173	$6,968
Non-cash equity-based compensation as a component of research and development	379	605
Research and development less non-cash equity-based compensation	$4,794	$6,363

	Three Months Ended March 31, (in thousands)
	2024	2023
Loss from operations	$10,156	$16,062
Non-cash equity-based compensation as a component of loss from operations	1,297	555
Loss from operations less non-cash equity-based compensation	$8,859	$15,507

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. The Accelerate Pheno® system and Accelerate PhenoTest® BC kit combine several technologies aimed at reducing the time clinicians must wait to determine the most optimal antibiotic therapy for deadly infections. The FDA cleared system and kit fully automate the sample preparation steps to report phenotypic antibiotic susceptibility results in approximately 7 hours direct from positive blood cultures. Recent external studies indicate the solution offers results 1–2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient days earlier.

The “ACCELERATE DIAGNOSTICS” and “ACCELERATE PHENO” and “ACCELERATE PHENOTEST” and “ACCELERATE ARC” and “ACCELERATE WAVE” diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release and the related conference call are forward-looking or may have forward-looking implications within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the company intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements, which can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” or “continue,” or variations thereon or comparable terminology, include but are not limited to, statements about: the company’s anticipated results for the quarter ended March 31, 2024, the company’s future development plans and growth strategy, including plans and objectives relating to its future operations, products and performance; projections as to when certain key business milestones may be achieved, expectations regarding the potential or benefits of the company’s products and technologies, projections of future demand for the company’s products, including the Accelerate Wave system; the company’s continued investment in new product development to both enhance its existing products and bring new ones to market; the company’s expectations relating to current supply chain impacts and inflationary pressures; the company’s expectations regarding its commercial partnerships, such as with Bruker Corporation, including anticipated benefits from such collaboration; the company’s intentions and plans relating to regulatory approvals, and the company’s liquidity and capital requirements. Actual results or developments may differ materially from those projected or implied in these forward-looking statements due to significant risks and uncertainties, including, but not limited to: volatility throughout the global economy and the related impacts to the businesses of the company’s suppliers and customers, whether due to customer demand fluctuations, supply chain constraints and inflationary pressures or otherwise; difficulties in resolving the company’s continuing financial condition and ability to obtain additional capital to meet its financial obligations; the company’s ability to obtain any regulatory approvals; and less than expected operating and financial benefits resulting from cost cutting measures. Other important factors that could cause the company’s actual results to differ materially from those in its forward-looking statements include those discussed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC. These forward-looking statements are also based on certain additional assumptions, including, but not limited to, that the company will retain key management personnel; the company will be successful in the commercialization of its products; the company will obtain sufficient capital to commercialize its products and continue development of complementary products; the company will be successful in obtaining marketing authorization for its products from the FDA and other regulatory agencies and governing bodies; the company will be able to protect its intellectual property; the company’s ability to respond effectively to technological change; the company’s ability to accurately anticipate market demand for its products; and that there will be no material adverse change in the company’s operations or business and general market and industry conditions. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the company’s plans and expectations as of any subsequent date.

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For further information: Investor Inquiries & Media Contact: Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Source: Accelerate Diagnostics Inc.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEETS

Unaudited

(in thousands, except share data)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$14,606	$12,138
Investments	1,145	1,081
Trade accounts receivable	2,217	2,622
Inventory	3,249	3,310
Prepaid expenses	1,068	380
Purchase obligation put option asset	—	3,419
Other current assets	1,848	1,516
Total current assets	24,133	24,466
Property and equipment, net	3,197	2,389
Finance lease assets, net	1,225	1,518
Operating lease right of use assets, net	957	1,177
Other non-current assets	1,210	1,816
Total assets	$30,722	$31,366
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,108	$4,796
Accrued liabilities	3,351	3,243
Accrued interest	1,014	164
Deferred revenue and income, current	1,272	1,545
Current portion of convertible notes	726	726
Common warrant liability	3,035	—
Finance lease, current	685	583
Operating lease, current	940	977
Total current liabilities	16,131	12,034
Finance lease, non-current	81	262
Operating lease, non-current	328	570
Deferred income, non-current	1,110	1,122
Other non-current liabilities	1,197	1,164
Convertible notes, non-current	37,655	36,102
Total liabilities	$56,502	$51,254

Commitments and contingencies

Stockholders’ deficit:
Preferred shares, $0.001 par value;
5,000,000 preferred shares authorized and no shares issued or outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value;
450,000,000 common shares authorized with 21,811,706 shares issued and outstanding on March 31, 2024 and 14,569,500 shares issued and outstanding on December 31, 2023	21	14
Contributed capital	705,706	694,634
Treasury stock	(45,067)	(45,067)
Accumulated deficit	(685,822)	(668,857)
Accumulated other comprehensive loss	(618)	(612)
Total stockholders’ deficit	(25,780)	(19,888)
Total liabilities and stockholders’ deficit	$30,722	$31,366

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Unaudited

(in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2024	2023
Net sales	$2,921	$2,812

Cost of sales	2,198	1,801
Gross profit	723	1,011

Costs and expenses:
Research and development	5,173	6,968
Sales, general and administrative	5,706	10,105
Total costs and expenses	10,879	17,073

Loss from operations	(10,156)	(16,062)

Other income (expense):
Interest expense	(2,450)	(418)
Interest expense related party	—	(1,013)
Loss on fair value instruments	(3,951)	—
Foreign currency exchange gain	19	233
Interest income	200	420
Other (expense) income, net	(627)	45
Total other expense, net	(6,809)	(733)

Net loss before income taxes	(16,965)	(16,795)
Provision for income taxes	—	—
Net loss	($16,965)	($16,795)

Basic and diluted net loss per share	($0.88)	($1.71)
Weighted average shares outstanding	19,216	9,830

Other comprehensive loss:
Net loss	($16,965)	($16,795)
Net unrealized loss on debt securities available-for-sale	—	24
Foreign currency translation adjustment	(6)	(255)
Comprehensive loss	($16,971)	($17,026)

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Unaudited

(in thousands)

	Three Months Ended
	March 31,	March 31,
	2024	2023
Cash flows from operating activities:
Net loss	(16,965)	(16,795)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	858	802
Provision for bad debts	19	—
Equity-based compensation	1,297	555
Amortization of debt discount and issuance costs	1,596	182
Amortization of debt discount related-party	—	572
Loss on disposal of property and equipment	71	11
Unrealized gain on equity investments	(53)	(50)
Units offering issuance cost	680	—
Loss on fair value adjustments	3,951	—
(Increase) decrease in assets:
Contributions to deferred compensation plan	(12)	—
Accounts receivable	386	(11)
Inventory	(85)	(140)
Prepaid expense and other	(447)	(239)
Increase (decrease) in liabilities:
Accounts payable	312	(977)
Accrued liabilities and other	(658)	1,945
Accrued interest	850	235
Accrued interest due to related-party	—	441
Deferred revenue and income	(285)	(79)
Deferred compensation	33	181
Net cash used in operating activities	(8,452)	(13,367)

Cash flows from investing activities:
Purchases of equipment	(513)	(12)
Maturities of marketable securities	—	8,221
Net cash (used in) provided by investing activities	(513)	8,209

Cash flows from financing activities:
Proceeds from issuance of Units to related party	2,050	—
Proceeds from issuance of Units	10,232	—
Units offering issuance cost	(764)	—
Payments on finance leases	(79)	(77)
Net cash provided by financing activities	11,439	(77)

Effect of exchange rate on cash	(6)	(262)

(Decrease) increase in cash and cash equivalents	2,468	(5,497)
Cash and cash equivalents, beginning of period	12,138	34,905
Cash and cash equivalents, end of period	$14,606	$29,408

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS (CONTINUED)

Unaudited

(in thousands)

	Three Months Ended
	March 31,	March 31,
	2024	2023
Non-cash investing activities:
Net transfer of instruments from inventory to property and equipment	$127	$71
Non-cash financing activities: Net transfer of instruments from inventory to property and equipment	$43	$0
Accrued units offering issuance cost	$473	$0
Supplemental cash flow information:
Interest paid	$10	$0

See accompanying notes to condensed consolidated financial statements.

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